Exhibit 10.11

Second Amendment
To the
Associate Stock Ownership Plan
(Amended and Restated as
of December 31, 1997)

     RESOLVED, that the Associate Stock Ownership Plan (amended and restated as of December 31, 1997), (the “Plan”) is hereby amended by changing the Plan’s name to the Associate Stock Purchase Plan effective as of April 1, 2001.